Exhibit 99.1

      Vignette Exits 2005 With Fifth Consecutive Quarter of Record Non-GAAP Profitability; Momentum Continues as Company Exceeds High End of EPS
                           Guidance for Fourth Quarter


     AUSTIN, Texas--(BUSINESS WIRE)--Jan. 26, 2006--Vignette Corporation (Nasdaq:VIGN) today announced financial results for the fourth quarter and fiscal year ended December 31, 2005. Total revenue for the fourth quarter was $50.9 million, up more than 7% from the prior quarter and up 4% from the fourth quarter of 2004, with license revenue representing $20.1 million of total revenue, an increase of 19% over the prior quarter and 4% over the fourth quarter of 2004. For the year ended December 31, 2005, total revenue was $190.7 million, a 7% increase from fiscal year 2004, with license revenue representing $70.3 million of total revenue, a 11% increase from the previous year.
     On a GAAP basis, Vignette's net income was $2.9 million or $0.10 per share. Also on a GAAP basis, net income for the year was $20.4 million or $0.68 per diluted share.
     On a non-GAAP basis, Vignette's net income for the quarter was $5.6 million or $0.19 per share. The non-GAAP net income for the year was $14.6 million or $0.49 per diluted share. Non-GAAP results exclude purchased in-process research and development, acquisition-related and other charges, stock-based compensation expenses, amortization of deferred stock compensation and certain intangible assets, and one-time charges and gains. One-time charges and gains generally include business restructuring-related, investment and fixed asset impairment charges and gains.
     A reconciliation of net income calculated in accordance with generally accepted accounting principles (GAAP) and non-GAAP net income is provided in the tables immediately following the condensed consolidated balance sheets and a further description of non-GAAP adjustments can be found under the caption "Non-GAAP Financial Information" below.
     "Our record level of performance in the fourth quarter marks the culmination of an exceptional year for this corporation," said Thomas E. Hogan, president and chief executive officer at Vignette. "Not only did we exceed expectations for revenue and net income, our 11% bottom line non-GAAP margin broke through double-digits for the first time. While we are clearly pleased with our financial progress, our greatest enthusiasm lies with our future. The desire to better leverage content for increased revenue, and improved productivity, governance, service and efficiency, is reaching a new apex with our prospects and clients. The best is yet to come for this corporation and our ability to better serve our valued clients. We are entering 2006 with commensurate levels of momentum and optimism."

     Industry Recognition

     In November Vignette received a "Strong Positive" rating by Gartner Inc. in its recent "MarketScope for Web Content Management, 2005."(a) Vignette was one of 16 vendors evaluated for the report and received the analyst firm's highest possible ranking of "Strong Positive." Gartner considers companies receiving a "Strong Positive" rating to be "solid providers of strategic products, services or solutions" and recommends that existing customers "continue investments" while potential customers "consider the vendor as a strong strategic choice." The piece of research is based on the growing adoption of Enterprise Content Management (ECM) solutions in the Fortune 1000 and Gartner's belief that 80 percent of enterprises will augment ECM systems with additional leading-edge Web Content Management (WCM) capabilities through 2007.
     In December, Vignette announced that respected industry trade publication DM Review awarded it the publication's Readership Merit Award, based on feedback from its more than 75,000 subscribers. The award recognizes the products and services DM Review readers have successfully deployed and rely on to achieve a competitive edge.
     Citing increased license revenue and a renewed corporate momentum, in December the Austin Business Journal named Vignette as its Comeback Company of 2005.

     Executive Leadership Additions

     During the quarter Vignette added two industry veterans to its executive leadership team. Larry Warnock and David Crean bring to the company deep relevant expertise in their respective fields.
     Larry Warnock was named as chief marketing officer. Warnock brings to Vignette more than 20 years of enterprise software marketing experience including vice president roles at Documentum and Siebel Systems. At Vignette, he now has responsibilities for global corporate marketing and communications, field marketing and demand generation, and the charge to increase the company's overall visibility in its key markets.
     David Crean joined the company in October as vice president and general manager of the HealthCare solutions unit. Crean comes to Vignette after a 17-year career at healthcare information technology company McKesson Corporation, where he was most recently vice president and general manager of patient solutions. At Vignette, he is responsible for the go-to-market, product and marketing direction and strategies of the healthcare team, and is helping the company capitalize on its emerging leadership in the healthcare market.

     General Availability of Vignette Collaboration Release 7.0

     Vignette announced the general availability of Vignette Collaboration release 7.0 in December. This product is the latest version of its leading enterprise collaboration product that helps manage organizational processes and critical business functions by bridging information silos to create the de facto place where people work. Vignette Collaboration provides organizations with the ability to exploit the power of the "extended enterprise" by empowering employees, customers and partners to work together in a dynamic information network that has no visible seams between internal and external resources.

     Vignette Village 2005

     During the quarter, Vignette hosted its most successful series of worldwide Vignette Village user's conferences to date. More than 1,600 current and prospective customers, partners, analysts and members of the media came together at the events in Dallas, London, Sydney and Lisbon to hear about Vignette's vision for Enterprise Content Management.
     Also during the shows, Vignette recognized the winners of its second annual Vignette Efficiency Awards program. The awards are given yearly to leading organizations that use Vignette's Enterprise Content Management products and services to drive business efficiency and organizational value. This year's winners were H&R Block, The Royal Bank of Scotland, MBF of Australia, JPMorgan Chase, Safeway, Ohio National Financial Services, Caminhos de Ferro Portuguese, GCI Group, South African Broadcasting Corporation, Intermountain Healthcare, Hennepin County, Minnesota, Houston Independent School System, Geisinger Health Systems and the Driver and Vehicle Licensing Agency.

     Customers

     Vignette recognized orders from new and existing customers during the quarter including Comprehensive Health Management Inc., Mcgraw-Hill Companies Inc., Johnson & Johnson Pharmaceutical Research & Development LLC, Expedia, Centerpoint Energy Services Co., Methodist Healthcare, The New York Times Company, Australian Unity Group Services Pty. Ltd., Bank of America, Galileo International LLC, Regents of the University of California, Cingular Wireless, Genentech Inc., NASA, Sun Microsystems, Wescorp, Grant Thornton, Vanguard Car Rental USA Inc., Safeway, University of Utah, Barclays Global Investors, Fallon Clinic, California State Automobile Association, Pepsico Inc., DaimlerChrysler De Mexico and BankBoston.

     1Q 2006 Financial Outlook

     Vignette currently anticipates first quarter 2006 revenue to be between $45.0 million and $48.0 million. First quarter 2006 GAAP net income is currently expected to be between $(0.03) and $0.01 per share. On a non-GAAP basis, excluding the charges detailed below in the "Non-GAAP Financial Information" section, the company expects first quarter 2006 net income to be between $0.09 and $0.13 per share. For a discussion of factors that could cause actual results to differ materially from these targets, see "Forward-Looking Statements" below.

     Conference Call Details

     Vignette will host a conference call and live webcast regarding its fourth quarter and fiscal year 2005 financial results at 5:00 p.m. EST this afternoon. To access the webcast, visit the Investor Relations section of Vignette's website. If you are not able to access the live webcast, dial-in information is as follows:

     Dial-in number: 612-288-0329

     Call title: Vignette Financial Results

     The webcast and conference call will be archived and available for replay from Thursday, January 26, 2006, at 8:30 p.m. EST to Wednesday, February 1, 2006, at 12:59 a.m. EST. The replay information is as follows:

     Toll-free number: 800-475-6701

     International number: 320-365-3844

     Access code: 813939

     Non-GAAP Financial Information

     Non-GAAP results exclude purchased in-process research and development, acquisition-related and other charges, stock-based compensation expenses, amortization of deferred stock compensation and certain intangible assets, and other one-time charges and gains. One-time charges and gains generally include business restructuring-related, investment and fixed asset impairment charges and gains. A reconciliation of non-GAAP results to generally accepted accounting principles ("GAAP") is provided in the tables immediately following the consolidated balance sheet below. Vignette believes non-GAAP financial information provides a more accurate representation of the company's financial performance and uses non-GAAP information internally to evaluate and manage the company's operations. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

     About Vignette Corporation

     Vignette's software and expertise help organizations harness the power of information and the Web for measurable improvements in business efficiency. As the efficiency experts, Vignette (Nasdaq:VIGN) helps organizations increase productivity, reduce costs, improve user experiences and manage risk. Vignette's intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management and collaboration capabilities that can rapidly deliver unique advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit http://www.vignette.com/ to see how Vignette customers achieve measurable improvements in business efficiency and to find out why more companies prefer Vignette.

     Forward-Looking Statements

     This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company's expected performance for the first quarter 2006. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company's ability to attract and retain existing and/or new customers; the company's ability to issue new products or releases of solutions that meet customers' needs or achieve acceptance by the company's customers; changes to current accounting policies which may have a significant, adverse impact upon the company's financial results; the introduction of new products by competitors or the entry of new competitors on the company's products; the company's ability to preserve its key strategic relationships; the company's ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company's quarterly operating results and/or its ability to sustain or increase its profitability. More about potential factors that could affect the company's business and financial results is included in Vignette's Form 10-K for the year ended December 31, 2004, which is on file with the SEC and available at the SEC's website at www.sec.gov. Vignette is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

     Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

     (a) Gartner Research "MarketScope for Web Content Management, 2005" by Lou Latham and James Lundy. November 4, 2005

     NOTE TO EDITORS: In the terms "e:fficiency" and "e:fficiency experts," the "f's" are italicized. The font was changed for transmission purposes only.


                         VIGNETTE CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              December 31 December 31,
                                                 2005         2004
                                              ----------- ------------
                     ASSETS                   (unaudited)
Current Assets:
 Cash, cash equivalents
  and short-term investments                    $197,057     $164,363
 Accounts receivable, net                         38,610       41,569
 Prepaid expenses & other current assets           7,828        5,424
                                              ----------- ------------

 Total current assets                            243,495      211,356

 Property and equipment, net                       8,191        9,764

 Investments -- other                              8,288       12,400
 Intangible assets, net                          154,746      169,818
 Other assets                                      2,441        2,118
                                              ----------- ------------
 Total assets                                   $417,161     $405,456
                                              =========== ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable & accrued expenses             $35,757      $42,155
 Deferred revenue                                 34,306       33,444
 Other current liabilities                         8,113        9,351
                                              ----------- ------------

 Total current liabilities                        78,176       84,950

 Deferred revenue -- less current portion          4,553        3,356
 Long-term liabilities -- less
  current portion                                  4,323       10,332
                                              ----------- ------------

 Total liabilities                                87,052       98,638
                                              ----------- ------------

 Stockholders' equity                            330,109      306,818
                                              ----------- ------------

   Total liabilities and stockholders' equity   $417,161     $405,456
                                              =========== ============


                         VIGNETTE CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                                 Three Months Ended     Year Ended
                                    December 31,       December 31,
                                 ------------------ ------------------
                                   2005     2004      2005     2004
                                 -------- --------- -------- ---------
                                    (Unaudited)        (Unaudited)
Revenue:
  Product license                $20,054   $19,309  $70,316   $63,152
  Services                        30,810    29,512  120,359   114,775
                                 -------- --------- -------- ---------

Total revenue                     50,864    48,821  190,675   177,927

Cost of revenue:
  Product license                    528     1,352    2,911     5,036
  Amortization of acquired
   technology                      1,254     2,538    6,267    10,115
  Services                        14,499    14,638   55,427    53,281
                                 -------- --------- -------- ---------

Total cost of revenue             16,281    18,528   64,605    68,432
                                 -------- --------- -------- ---------

Gross profit                      34,583    30,293  126,070   109,495

Operating expenses:
  Research and development         8,042     8,901   33,200    40,211
  Sales and marketing             18,306    17,775   67,956    74,489
  General and administrative       5,117     4,258   19,593    17,972
  Purchased in-process research
   and development, acquisition-
   related and other charges          --       442      270     7,609
  Business restructuring
   charges                           (10)    9,384   (2,899)   18,083
  Amortization of deferred
   stock compensation                267        98      834       480
  Amortization of intangible
   assets                          1,166     1,346    5,003     4,919
                                 -------- --------- -------- ---------

Total operating expenses          32,888    42,204  123,957   163,763
                                 -------- --------- -------- ---------

Income (loss) from operations      1,695   (11,911)   2,113   (54,268)

Other income (expense), net        1,800       574   20,710     2,895
                                 -------- --------- -------- ---------
Income (loss)
 before income taxes               3,495   (11,337)  22,823   (51,373)

Provision for income taxes           600       596    2,429     1,482
                                 -------- --------- -------- ---------

Net income (loss)                 $2,895  $(11,933) $20,394  $(52,855)
                                 ======== ========= ======== =========
Basic net income (loss)
 per share                         $0.10    $(0.41)   $0.70    $(1.86)
                                 ======== ========= ======== =========
Diluted net income (loss)
 per share                         $0.10    $(0.41)   $0.68    $(1.86)
                                 ======== ========= ======== =========
Shares used in computing
 net income (loss) per share:
  Basic                           29,418    28,920   29,181    28,381
  Diluted                         30,013    28,920   29,807    28,381


                         VIGNETTE CORPORATION
          CONSOLIDATED STATEMENTS OF OPERATIONS -- NON-GAAP
                (in thousands, except per share data)

                                 Three Months Ended     Year Ended
                                    December 31,       December 31,
                                 ------------------ ------------------
                                   2005      2004     2005     2004
                                 --------- -------- -------- ---------
                                    (Unaudited)        (Unaudited)
Revenue:
  Product license                 $20,054  $19,309  $70,316   $63,152
  Services                         30,810   29,512  120,359   114,775
                                 --------- -------- -------- ---------

Total revenue                      50,864   48,821  190,675   177,927

Cost of revenue:
  Product license                     528    1,352    2,911     5,036
  Services                         14,499   14,638   55,427    53,281
                                 --------- -------- -------- ---------

Total cost of revenue              15,027   15,990   58,338    58,317
                                 --------- -------- -------- ---------

Non-GAAP gross profit(a)           35,837   32,831  132,337   119,610

Operating expenses:
  Research and development          8,042    8,901   33,200    40,211
  Sales and marketing              18,306   17,775   67,956    74,489
  General and administrative        5,117    4,258   19,593    17,972
                                 --------- -------- -------- ---------

Total operating expenses           31,465   30,934  120,749   132,672
                                 --------- -------- -------- ---------
Non-GAAP income (loss) from
 operations(a)(b)                   4,372    1,897   11,588   (13,062)

Other income, net(c)                1,800      780    5,419     3,101
                                 --------- -------- -------- ---------
Non-GAAP income (loss) before
 income taxes(a)(b)(c)              6,172    2,677   17,007    (9,961)

Provision for income taxes            600      596    2,429     1,482
                                 --------- -------- -------- ---------
Non-GAAP net income
 (loss)(a)(b)(c)                   $5,572   $2,081  $14,578  $(11,443)
                                 ========= ======== ======== =========
Non-GAAP basic net income
 (loss) per share(a)(b)(c)          $0.19    $0.07    $0.50    $(0.40)
                                 ========= ======== ======== =========
Non-GAAP diluted net income
 per share(a)(b)(c)                 $0.19    $0.07    $0.49    $(0.40)
                                 ========= ======== ======== =========
Shares used in computing
 non-GAAP net income
 (loss) per share:
  Basic                            29,418   28,920   29,181    28,381
  Diluted                          30,013   29,414   29,807    28,381


Supplemental Data (a)(b)(c):

(a) For the three months ended December 31, 2005 and 2004, excludes amortization of technology acquired in the Tower Technology Inc., Epicentric Inc. and Intraspect Software Inc. business combinations ($1.3M and $2.5M, respectively). For the 12 months ended December 31, 2005 and 2004, excludes amortization of technology acquired in the Tower Technology Inc., Epicentric Inc. and Intraspect Software Inc. business combinations ($6.3M and $10.1M, respectively).

(b) For the three months ended December 31, 2005 and 2004, excludes: (1) purchased in-process research and development, acquisition-related and other charges ($0.0M and $0.4M, respectively) (2) business restructuring (credit) charges (($0.01M) and $9.4M), respectively; (3) amortization of deferred stock compensation ($0.3M and $0.1M, respectively); and (4) amortization of intangible assets ($1.2M and $1.3M, respectively). For the 12 months ended December 31, 2005 and 2004, excludes: (1) purchased in-process research and development, acquisition-related and other charges ($0.3M and $7.6M, respectively); (2) business restructuring (credit) charges (($2.9M) and $18.1M, respectively); (3) amortization of deferred stock compensation ($0.8M and $0.5M, respectively); and (4) amortization of intangible assets ($5.0M and $4.9M, respectively).

(c) For the 12 months ended December 31, 2005 excludes realized gains on equity investments totaling $15.3M.

Note: To supplement our consolidated financial statements presented in GAAP, Vignette uses non-GAAP measures of gross profit, operating loss, loss before income taxes, net loss and net loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our financial performance.


    CONTACT: Vignette Corporation, Austin
             Investor Contact:
             Charles Sansbury, 512-741-4400
             csansbury@vignette.com
             or
             Media Contact:
             Jim Hahn, 512-741-4871
             jim.hahn@vignette.com